Exhibit 10.1

OFFICE LEASE AGREEMENT

CHURCH RANCH OFFICE CENTER
10170 Church Ranch Way

Westminster, Colorado 80021

TABLE OF CONTENTS

Article 1. SUMMARY AND DEFINITION OF CERTAIN LEASE PROVISIONS AND EXHIBITS	3
Article 2. PREMISES/RIGHT TO USE COMMON AREAS	5
Article 3. TERM	5
Article 4. MINIMUM MONTHLY RENT	6
Article 5. ADDITIONAL RENT	6
Article 6. PARKING	7
Article 7. RENT TAX AND PERSONAL PROPERTY TAXES	7
Article 8. PAYMENT OF RENT/LATE CHARGES/INTEREST ON PAST-DUE OBLIGATIONS	7
Article 9. SECURITY DEPOSIT	7
Article 10. CONSTRUCTION OF THE PREMISES	8
Article 11. ALTERATIONS	8
Article 12. PERSONAL PROPERTY/SURRENDER OF PREMISES	9
Article 13. LIENS	9
Article 14. USE OF PREMISES/RULES AND REGULATIONS	9
Article 15. RIGHTS RESERVED BY LANDLORD	10
Article 16. QUIET ENJOYMENT	10
Article 17. MAINTENANCE AND REPAIR	10
Article 18. UTILITIES AND JANITORIAL SERVICES	11
Article 19. ENTRY AND INSPECTION	11
Article 20. ACCEPTANCE OF THE PREMISES/LIABILITY INSURANCE	11
Article 21. CASUALTY INSURANCE	12
Article 22. DAMAGE AND DESTRUCTION OF PREMISES	12
Article 23. EMINENT DOMAIN	13
Article 24. ASSIGNMENT AND SUBLETTING	13
Article 25. SALE OF PREMISES BY LANDLORD	14
Article 26. SUBORDINATION/ATTORNMENT/MODIFICATION/ASSIGNMENT	15
Article 27. LANDLORD'S DEFAULT AND RIGHT TO CURE	15
Article 28. ESTOPPEL CERTIFICATES	15
Article 29. TENANT'S DEFAULT AND LANDLORD'S REMEDIES	16
Article 30. TENANT'S RECOURSE	18
Article 31. HOLDING OVER	18
Article 32. GENERAL PROVISIONS	18
Article 33. NOTICES	20
Article 34. BROKER'S COMMISSIONS	21
Article 35. INDEMNIFICATION/WAIVER OF SUBROGATION	21
Article 36. WAIVERS	22

EXHIBITS:

(A)LAND

(A-1) PREMISES

(B)RULES AND REGULATIONS

(C)PARKING RULES AND REGULATIONS

(D)TENANT IMPROVEMENTS

(E)CONFIRMATION OF COMMENCEMENT DATE

(F)RENEWAL RIGHT

OFFICE LEASE AGREEMENT

CHURCH RANCH OFFICE CENTER

10170 Church Ranch Way

Westminster, Colorado 80021

__________________________________

THIS OFFICE LEASE AGREEMENT, dated effective as of August 7, 2020, is made and entered into by and between POTENS PARTNERS LLC, a Colorado limited liability company ("Landlord"), and ARCA Biopharma, Inc. ("Tenant"). In consideration of the mutual promises set forth in this Lease, Landlord and Tenant agree as follows:

Article 1.  SUMMARY AND DEFINITION OF CERTAIN LEASE PROVISIONS AND EXHIBITS

1.1

The following terms and provisions of this Lease, as modified by other terms and provisions hereof, are included in this Section 1.1 for summary and definitional purposes only. If there is any conflict or inconsistency between any term or provision in this Section 1.1 and any other term or provision of this Lease, the other term or provision of this Lease shall control:

(a)	Address of Landlord for Notices: Potens Partners LLC

c/o Crista Quick

2618 San Miguel Drive, #265

Newport Beach, CA 92660

(b)	Address of Tenant for Notices:The Premises (hereinafter defined)

(c)

Lease Term:  Forty-two (42) months, commencing on October 1, 2020 (the "Commencement Date") Landlord delivers possession of the Premises to Tenant pursuant to the terms of this Lease (“Landlord Delivery Date”) and expiring at midnight on March 31, 2024 the date that is forty-two (42) full calendar months from the Commencement Date (the “Expiration Date”).

(d)

Building: The office building commonly known as Building 4 of Church Ranch Office Center with an address of 10170 Church Ranch Way, Westminster, Colorado 80021 (the "Building") upon the land more particularly described on Exhibit A attached hereto (the “Land”).

(e)

Premises: Suite 100 of the Building consisting of approximately 5,183 Rentable Square Feet and generally depicted on Exhibit A-1 attached hereto, and including certain Tenant Improvements to the extent provided in Exhibit D.

(f)	Minimum Monthly Rent:

LEASE MONTHS	ANNUAL RENT RATE PER RENTABLE SQUARE FOOT	MINIMUM MONTHLY RENT
1 – 5	$0.00*	$0.00*
6 – 17	$16.50	$7,126.63
18 – 29	$17.00	$7,342.58

LEASE MONTHS	ANNUAL RENT RATE PER RENTABLE SQUARE FOOT	MINIMUM MONTHLY RENT
30 – 42	$17.50	$7,558.54

(plus any applicable Rent Tax for each full calendar month of the Lease Term)

*Partial year. Minimum Monthly Rent only is abated for the first five (5) months of the Lease Term (“Abatement Period”) as shown above (the “Abatement”), which Abatement is valued at $35,633.13. The Abatement is conditioned upon Tenant’s full and timely performance of all of its obligations under the Lease.  If at any time during the Term an Event of Default by Tenant occurs which is not cured within applicable notice and cure periods, then the Abatement shall automatically be deemed void effective as of the date of this Lease, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under the Lease (and without waiver of Landlord’s other rights and remedies for a monetary default under the Lease), the unamortized amount of the Abatement received by Tenant. The Abatement shall automatically be deemed as terminated one (1) day prior to the filing of a petition by or against Tenant: (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; or (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in the Lease.

(g)	Security Deposit: A Security Deposit of $11,748.13 is required and shall be deposited with Landlord at the time this Lease is signed by Tenant.
(h)

Parking: Tenant shall have the right to unreserved, unassigned parking spaces in the surface lot, and the covered parking facility.  In addition Tenant shall have access to four (4) covered parking spaces in the parking facility (“Tenant’s Parking Spaces”), subject to the conditions in Article 6 below.

1.2	The following exhibits ("Exhibits") are attached hereto and incorporated herein by this reference:
Exhibit A	Land
Exhibit A-1	Premises
Exhibit B	Rules and Regulations
Exhibit C	Parking Rules and Regulations
Exhibit D	Tenant Improvements
Exhibit E	Confirmation of Commencement Date
Exhibit F	Renewal Right

This Office Lease Agreement and the Exhibits are collectively referred to herein as this "Lease."

Article 2.  PREMISES/RIGHT TO USE COMMON AREAS

2.1

Landlord leases to Tenant and Tenant leases from Landlord the Premises, subject to the terms and provisions of this Lease. This Lease is subject to all liens, encumbrances, parking and access easements, restrictions, covenants, and all other matters of record, the Rules and Regulations described in Article 14 and the Parking Rules and Regulations described in Article 6. Tenant and Tenant's authorized agents, contractors, customers, directors, employees, invitees, officers, and patrons (each, a “Tenant Permittee”) have a non-exclusive privilege and license, during the Lease Term, to use the non-restricted Common Areas in common with all other authorized users thereof. Tenant shall have access to the Premises twenty-four (24) hours per day, every day of the year, subject to force majeure, the express terms of this Lease, and such after-normal business hours security procedures as Landlord may require.

2.2	For purposes of this Lease, the following terms have the definitions set forth below:
(a)

"Automobile Parking Areas" means all areas designated by Landlord for automobile parking upon the Land. Automobile Parking Areas are Common Areas, but certain parking areas may be restricted. (See Parking Rules & Regulations).

(b)

"Common Areas" means any part of the Building and Land intended for the common use of tenants and visitors, including parking areas, private streets and alleys, landscaping, curbs, loading areas, lighting facilities, public restrooms, elevators, and the like.  Landlord reserves the right from time to time to change the dimensions and location of Common Areas, as well as the dimensions, locations and types of any buildings, signs or other improvements on the Land.

(c)

"Project" means the Building located at 10170 Church Ranch Way, Westminster, Colorado, and the parcel(s) of land containing said Building, any expansions, additions, or new or additional building(s), and any neighboring building(s) known as Church Ranch Office Center.

(d)

"Rentable Square Footage" means (1) with respect to the Building, the sum of the total area of the Building, computed by measuring pursuant to BOMA standards; and (2) with respect to the Premises, the area of the Premises computed by measuring pursuant to BOMA to the exterior surface of permanent outside walls and to the midpoint of demising walls, plus an allocation of the square footage of the Common Areas located within the Building.  The parties hereby acknowledge and agree that the Premises is 5,183 Rentable Square Feet.

(e)	“Business Day” shall mean Monday through Friday of each week, excluding Holidays.
(f)

“Holidays” shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other additional Holidays as are commonly observed in the area where the Building is located.

Article 3.  TERM

The Lease Term and the Commencement Date shall be as specified in Section 1.1. Landlord shall provide the Premises on or before the Commencement Date. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their existing condition as of the date of such occupancy. Prior to occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming: (1) the Commencement Date (as defined in the Basic Lease Information) and the expiration date of the initial Term (as defined in the Basic Lease Information); (2) that Tenant has accepted the Premises; and (3) that Landlord has performed all of its obligations with respect to the Premises, if any; however, the failure of the parties to execute such letter shall not defer the

Commencement Date or otherwise invalidate this Lease. Tenant's failure to execute such document within ten (10) days of receipt thereof from Landlord shall be deemed to constitute Tenant's agreement to the contents of such document. Landlord may permit Tenant to occupy of the Premises beginning on upon lease signing ("Early Occupancy"), to install Tenant’s equipment, phone, cabling and furnishings, provided that Tenant does not interfere with Landlord’s completion of any Work (as defined in Exhibit D), and Landlord has received the Security Deposit, Advance Rental, and proof that Tenant has obtained all insurance required under this Lease.  Any Early Occupancy shall be subject to all terms and provisions of this Lease, except the payment of Minimum Monthly Rent.

Article 4.  MINIMUM MONTHLY RENT

Tenant shall pay to Landlord, without deduction, setoff, prior notice, or demand, the Minimum Monthly Rent, payable in advance on the first Business Day of each calendar month during the Lease Term. If the Lease Term commences on a date other than the first day of a calendar month, the Minimum Monthly Rent for that month shall be prorated on a per diem basis and be paid to Landlord on or before the Commencement Date.

Article 5.  ADDITIONAL RENT

5.1

Tenant shall pay as additional rent each year the amount of Tenant's Share of Operating Costs during each Operating Year of the Lease Term.  “Tenant’s Share” means an amount equal to the product of the Rentable Square Footage of the Premises multiplied by the actual per square foot Operating Costs during the applicable Operating Year of the Lease Term.  If the Lease Term begins or ends anytime other than the first or last day of an Operating Year, Operating Costs and the Tenant's Share thereof shall be prorated. Prior to the end of each Operating Year, Landlord shall provide Tenant with a written statement of Landlord's estimate of Operating Costs and the estimate of Tenant's Share (the “Estimated Share”) for the next succeeding Operating Year. Tenant shall pay Landlord, concurrently with each payment of the Minimum Monthly Rent for the next Operating Year, an amount equal to one-twelfth (1/12) of the amount of the Estimated Share. Landlord may revise the Estimated Share and adjust the required monthly payment accordingly not more than once during the Operating Year. Within ninety (90) days after the end of each Operating Year, or as soon thereafter as reasonably possible, Landlord shall provide Tenant with a reconciliation statement (“Operating Statement”) showing Tenant's Share of the actual Operating Costs for the preceding Operating Year (the "Actual Share").  If the Actual Share exceeds the Estimated Share paid by Tenant during that Operating Year, Tenant shall pay the excess at the time the next succeeding payment of Minimum Monthly Rent is payable (or within ten (10) days if the Lease Term has expired or been terminated). If the Actual Share is less than the Estimated Share paid by Tenant, Landlord shall apply such excess to payments next falling due under this Article (or refund the same to Tenant within thirty (30) days after the expiration or termination of this Lease or credit amounts due from Tenant if the Lease Term has expired or been terminated). For purposes of this Lease (a) "Operating Costs" means and includes all reasonable out of pocket costs of management, maintenance, repair, and operation of the Project, including but not limited to the costs of cleaning, repairs, utilities, air conditioning, heating, plumbing, elevator, parking, landscaping, insurance, property taxes and special assessments, and all other costs which can properly be considered operating expenses, but excluding costs of land or building additions, alterations for tenants, leasing commissions, advertising, depreciation, interest, income taxes, and costs not incurred in the management, maintenance and operation of the Project; and (b) "Operating Year" means a calendar year beginning January 1 and ending December 31. Tenants with leases expiring or terminating prior to the end of the Operating Year shall be responsible for their portion of Operating Costs based on Landlord's estimate of Operating Costs (but subject to adjustment based on the Actual Share, as provided above). Landlord shall cap annual increases in controllable operating expenses at 3%.
5.2

Tenant shall have an annual right, at Tenant’s sole cost and expense, to audit Landlord’s Operating Statement upon the following terms and conditions.  Tenant shall notify Landlord in writing that it is exercising its right to audit within ninety (90) days following delivery of the Operating Statement. The audit shall take place at a time mutually convenient to Landlord and Tenant.  Except as the parties may otherwise agree in writing, the audit shall be completed within thirty (30) days after commencement. The audit must be performed by a nationally or regionally recognized public accounting firm that is engaged on either a fixed price or hourly basis, and is not compensated on a contingency or bonus basis.  The records reviewed shall be treated as confidential.  A copy of the results of the audit shall be delivered to Landlord within thirty (30) days after the completion of the audit.  If Landlord and Tenant determine that the Actual Share for the Operating Year is less than reported, Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant’s next monthly payment of Tenant’s Share, or, in the event the Lease has expired or terminated, Landlord shall pay Tenant the total amount of such overpayment within thirty (30) days.  If Landlord and Tenant determine that Actual Share for the Operating Year is more than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days.

Article 6.  PARKING

Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of Tenant or Tenant's Permittees, or from loss of property from within such motor vehicles while parked in the Automobile Parking Areas. Landlord has the right to establish and to enforce against all users of the Automobile Parking Areas, reasonable rules and regulations (the "Parking Rules and Regulations").

Article 7.  RENT TAX AND PERSONAL PROPERTY TAXES

Tenant shall pay to Landlord, in addition to, and simultaneously with, any other amounts payable to Landlord under this Lease, a sum equal to the aggregate of any municipal, county, state, or federal excise, sales, use, or transaction privilege tax now or hereafter legally levied or imposed against, or on account of, any amounts payable under this Lease by Tenant or upon the receipt thereof by Landlord (collectively, "Rent Tax"). Tenant shall pay, prior to delinquency, all taxes levied upon fixtures, furnishings, equipment, and personal property placed in the Premises by Tenant.

Article 8.  PAYMENT OF RENT/LATE CHARGES/INTEREST ON PAST-DUE OBLIGATIONS

Tenant shall pay the Rent and all other charges specified in this Lease to Landlord at the address set forth on Section 1.1 of this Lease, or to another person at another address as Landlord from time to time designates in writing.  All monetary obligations of Tenant, including Minimum Monthly Rent, Additional Rent, or other charges payable by Tenant to Landlord under the terms of this Lease shall be deemed "Rent", and any Rent not received within ten (10) days after the due date (the "Delinquency Date") thereof shall automatically (and without notice) incur a late charge of five percent (5%) of the delinquent amount.  Any such late charge and interest shall be payable as Additional Rent under this Lease, shall not be considered a waiver by Landlord or a cure by Tenant of any default by Tenant, and shall be payable immediately on demand; provided, however, that interest shall not accrue on late charges incurred.

Article 9.  SECURITY DEPOSIT

Tenant shall simultaneously with the delivery of the executed copy of this Lease deposit with Landlord the Security Deposit, as security for Tenant’s full and faithful performance of all terms and provisions of this

Lease, the balance of which (without interest) shall be returned to Tenant within forty five (45) days after expiration of the Term or earlier termination of this Lease, provided that Tenant has discharged its obligations to Landlord in full, and peaceably returned possession of the Premises in reasonable condition and good repair. If at any time an Event of Default by Tenant exists that remains uncured after the expiration of any applicable cure period in this Lease, then Landlord shall be entitled to apply all or any part of the Security Deposit to cure such default, or to compensate Landlord for actual damages that it may sustain by reason of Tenant’s default, and upon such application by Landlord the Tenant shall within five (5) business days after Landlord’s demand promptly pay an amount sufficient to restore the full amount of the Security Deposit. Tenant acknowledges that the amount of the Security Deposit does not represent a limitation or cap on the amount of Landlord’s damages.

Article 10.  CONSTRUCTION OF THE PREMISES

Tenant acknowledges that the Premises are located in the Building, that Tenant has had an opportunity to inspect the Premises, and that Landlord has issued no warranty or representation concerning the present condition or suitability for Tenant’s use.  Except as set forth in Exhibit D attached hereto, Tenant accepts the Premises in its “AS-IS” condition and agrees that Landlord has no obligation to pay for or perform any work, improvements, or construction.  Landlord shall not be obligated to reimburse Tenant, or pay or provide any allowance for costs related to any improvements, except as may be provided in Exhibit D.  Any work performed by Tenant or any fixtures or personal property moved into the Premises by Tenant shall be at Tenant's sole risk and expense, and Tenant's entry and use shall be subject to all provisions of this Lease.

Article 11.  ALTERATIONS

After completion of Landlord’s construction obligations under Article 10, if any, Tenant shall not make or cause to be made any other or further additions, alterations, improvements, Utility Installations or repairs (collectively, “Alterations”) in or upon the Premises, without the prior written consent of Landlord not to be unreasonably withheld, conditioned or delayed. As used in this Article, the term "Utility Installation" shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, telephone and telecommunication wiring, and related cabling and equipment. At the expiration of the Lease Term, Landlord may require the removal of any and all of said additions, alterations, improvements or Utility Installations, and the reasonable restoration (but not including Work performed pursuant to Exhibit D) of the Premises to its prior condition, at Tenant's expense.  Should Landlord permit Tenant to make Tenant’s own additions, alterations, improvements or Utility Installations, Tenant may only use such contractor as has been expressly pre-approved by Landlord. Landlord’s approval of Tenant’s contractor shall not be unreasonably withheld so long as such contractor is duly licensed in Colorado and properly insured. Should Tenant make any additions, alterations, improvements or Utility Installations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time, without prejudice to any other remedy available to Landlord, require that Tenant remove all or any part of the same. All additions, alterations, improvements and Utility Installations (except trade fixtures of Tenant), which may be made to the Premises by Tenant, including but not limited to floor coverings, panels, doors, drapes, built-ins, moldings, sound attenuation, lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good, diligent, workmanlike manner in compliance with all applicable laws, ordinances and building codes, and of good and sufficient quality and materials, and shall be and become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease Term, unless Landlord requires their removal as described above. Provided Tenant is not in default, notwithstanding the provisions of this Article, Tenant's personal property and equipment, other than that which is affixed so that it cannot be removed without material damage to the Premises or Building, shall remain the property of Tenant and may be removed by Tenant. Tenant shall provide Landlord with as-built plans and specifications for any additions, alterations, improvements or Utility Installations.  All voice, data, video, audio and other low voltage control transport system cabling and/or cable bundles installed in the Building by Tenant or its contractor shall be installed in compliance with applicable EIA/TIA and National Electric Code Standards.At the Expiration Date or upon the earlier termination of the Lease Term, Tenant shall surrender the Premises in good condition and repair, broom-clean, reasonable wear and tear excepted, and shall deliver all keys to Landlord.

Article 12.  NO LIENS

Tenant shall keep the Premises, Building, and Project free from any lien or claim arising out of work contracted-for or performed, materials furnished, or obligations incurred by Tenant or Tenant's Permittees, or the failure of Tenant to pay any bill or comply with any law. In the event that any lien or claim attaches or is threatened against the Premises, Building, or Project, and Tenant does not pay and discharge such lien or post adequate surety bond within ten (10) Business Days after demand by Landlord, such event shall be a default by Tenant and, in addition to Landlord's other rights and remedies, Landlord may take any action necessary to discharge the lien at Tenant’s expense.

Article 13.  USE OF PREMISES/RULES AND REGULATIONS

13.1

Tenant shall not use the Premises for any use other than for general business office purposes (the “Permitted Use”). Tenant shall comply with all laws, ordinances, rules and regulations applicable to Tenant’s use and occupancy of the Premises. Tenant agrees to keep the Premises in a clean and sanitary condition, and not to suffer or permit any act or omission in the Building which would increase any insurance premiums or would cause the cancellation of any insurance policies. Tenant shall not use, generate, manufacture, store, or dispose of, in, under, or about the Premises, the Building, or the Project, or handle or transport to or from the Premises, the Building, or the Project, any Hazardous Material, other than in strict compliance with all applicable laws. For purposes of this Lease, "Hazardous Materials" includes, but is not limited to: (i) flammable, explosive, or radioactive materials, hazardous wastes, toxic substances, or related materials; (ii) all substances defined as "hazardous substances," "hazardous materials," "toxic substances," or "hazardous chemical substances or mixtures" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq., as amended by Superfund Amendments and Re-authorization Act of 1986; the Hazardous Materials Transportation Act, 49 U.S.C. § 1901, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.10 and amendments thereto) or by the Environmental Protection Agency (or any successor agent) as hazardous substances (40 CFR Part 302 and amendments thereto); (iv) any material, waste, or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyl's, (D) designated as a "hazardous substance" pursuant to § 311 of the Clean Water Act, 33 U.S.C. S 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to the Clean Water Act (33 U.S.C. § 1317); (E) flammable explosives; or (F) radioactive materials; and (v) all substances defined as "hazardous wastes" under Colorado law (the “State”).

13.2

Tenant shall comply with the rules and regulations of the Building attached hereto as Exhibit B.  Landlord may, from time to time upon prior written notice to Tenant, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes apply to all tenants, will not unreasonably interfere with Tenant’s Permitted Use, and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by any party claiming by, through, or under Tenant including any employee, contractor, subtenant, assignee, or invitee of Tenant.

Article 14.  RIGHTS RESERVED BY LANDLORD

In addition to all other rights, Landlord has the following rights, exercisable without notice to Tenant and without effecting an eviction, constructive or actual, and without giving rise to any claim or right of set off or abatement of Rent, so long as the exercise of such rights do not interfere with Tenant’s rights under this Lease: (a) to make repairs, alterations, additions, changes, or improvements in and about the Building; (b) to approve the weight, size, and location of any heavy objects allowed in or about the Premises and the Building, and to require all such items to be moved into and out of the Building and Premises in such manner as Landlord shall direct; (c) to prohibit the placing of vending machines in or about the Premises without the prior written consent of Landlord; (d) to take such reasonable measures for the safety and security of the Building and its occupants (provided that Landlord shall have no obligation to provide any such security unless required by law); and (e) to temporarily block off parking spaces or Common Areas for maintenance, delivery, or construction purposes.

Article 15.  QUIET ENJOYMENT

For so long as Tenant is not in default, Tenant may quietly enjoy and occupy the Premises for the Permitted Use during the Lease Term, without unreasonable interference, subject to all terms and conditions of this Lease, the Rules and Regulations, and the Parking Rules and Regulations.

Article 16.  MAINTENANCE AND REPAIR

16.1

Landlord shall, subject to reimbursement for Operating Costs, keep and maintain in good repair and working order, reasonable wear and tear excepted: (1) structural elements of the Building; (2) standard mechanical (including HVAC), electrical, plumbing, and fire/life safety systems serving the Building generally, together with air filters for the HVAC and standard light fixtures, as applicable; (3) Common Areas; (4) the roof and structure of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building.  Tenant shall give prompt written notice of any required repairs to Landlord and Landlord shall have a reasonable time after receipt of such notice in which to commence repair.  If Landlord would be required to perform any maintenance or make any repairs because of: (a) modifications to the roof, walls, foundation, and floor of the Building required by Tenant’s design for improvements, alterations and additions; or (b) installation of Tenant’s improvements, fixtures, or equipment; or (c) a negligent or wrongful act of Tenant or Tenant’s Permittees; or, (d) Tenant’s failure to perform any of Tenant’s obligations under this Lease beyond any notice and cure period provided herein, then Landlord may perform the maintenance or repairs and Tenant shall pay Landlord the reasonable and necessary cost thereof upon demand.

16.2

Except as expressly set forth in Section 16.1 above, Tenant shall at Tenant’s expense keep and maintain in good repair and working order the Premises and all equipment and appurtenances, normal wear and tear excepted. Except for any damage caused by Landlord or its contractors or employees, Tenant at its expense agrees to: (a) repair or replace all ceiling and wall finishes (including paint) and floor or window coverings which require repair or replacement during the Lease Term; (b) maintain and repair interior partitions, doors, electronic, phone and data cabling and related equipment installed by or for the benefit of Tenant and serving the Premises; and (c) maintain and repair: (i) all supplemental air conditioning units, private showers and kitchens including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively, (ii)  phone rooms used exclusively by Tenant, (iii) alterations performed by contractors retained by or on behalf of Tenant, and (iv) all of Tenant's furnishings, trade fixtures, equipment and inventory.

16.3

Notwithstanding anything in this Lease to the contrary, to the extent the terms and provisions of Article 21 conflict with, or are inconsistent with, the terms and provisions of this Article 16, the terms and provisions of Article 21 shall control.

Article 17.  UTILITIES AND JANITORIAL SERVICES

Other than Landlord’s maintenance obligations, Landlord shall not be obligated to provide any services to Tenant; provided, however, Landlord shall provide (i) basic water and electricity to the Premises suitable for general office use; (ii) basic heating, ventilation and air conditioning (“HVAC”) to the Premises during Building Hours (Monday – Friday, 7:00 a.m. – 6:00 p.m. and Saturday, 9:00 a.m. – 1:00 p.m., excluding Holidays) (“Standard HVAC Hours”) for normal office use; and (iii) regular janitorial services for the Building (excluding carpet cleaning and floor polishing) during such hours as determined by Landlord. Any after-hours HVAC service provided to the Premises (other than Standard HVAC Hours) shall be subject to additional charges (currently $35.00 per hour). Tenant shall remain obligated to pay Tenant’s Share of utilities or services furnished to the Common Areas.  Except as provided below, Landlord shall not be liable for damages, nor shall rent or other charges abate, in the event of any failure or interruption of any utility service supplied to the Premises or Building by a regulated utility or municipality, or any failure of a Building system supplying such service, and no such failure or interruption shall entitle Tenant to abate rent or terminate this Lease.

Article 18.  ENTRY AND INSPECTION

Landlord shall have the right to enter into the Premises at reasonable times for the purpose of inspecting the Premises and reserves the right, during the last six (6) months of the Lease Term, to show the Premises at reasonable times to prospective tenants, with at least 24 hours notice to tenant. Landlord shall be permitted to take any reasonable action under this Article without causing any abatement of Rent or liability to Tenant for any loss of quiet enjoyment, nor shall such action by Landlord be deemed an actual or constructive eviction.

Article 19.  ACCEPTANCE OF THE PREMISES/LIABILITY INSURANCE

19.1

All personal property and fixtures belonging to Tenant shall be placed on the Premises at Tenant's sole risk and expense. All existing furniture, fixtures, etc. located within the Premises is available for Tenant’s use, at no additional charge.  If Tenant exercises its Option to Renew and/or expands in the Building, then at the end of the lease term, if Tenant isn’t in default, ownership of the existing FF&E shall transfer to Tenant.  Tenant shall have the right to reconfigure existing workstations, and Landlord will remove any excess FF&E Tenant doesn’t use, at Landlord’s sole cost and expense. Upon taking possession of the Premises and thereafter during the Lease Term, the Tenant shall, at Tenant's sole cost and expense, maintain insurance coverage with the following minimum limits: (a) Worker's Compensation Insurance, minimum as defined by applicable Colorado law; (b) Employer's Liability Insurance, minimum limit $1,000,000; (c) Commercial General Liability Insurance, Bodily Injury/Property, Damage Insurance (including the following coverages: Premises/Operations, Independent Contractors, Broad Form Contractual in support of the indemnification obligations of Tenant under this Lease, and Bodily and Personal Injury Liability), minimum combined single limit $2,000,000; and (d) if Tenant owns or leases and vehicles, Automobile Liability Insurance, minimum limit $1,000,000. All such policies shall include a waiver of subrogation in favor of Landlord and shall name Landlord and such other party or parties as Landlord may require as additional insureds, by written policy Endorsement. Tenant's insurance shall be primary, with any insurance maintained by Landlord to be considered excess. Tenant's insurance shall be maintained with an insurance company qualified to do business in Colorado and having a current A.M. Best manual rating of at least A-VIII or better. Before any entry into the Premises and before expiration of any policy, evidence of these coverages represented by Certificates of Insurance and policy Endorsements issued by the insurance carrier must be furnished to Landlord. Certificates of Insurance should specify the Endorsements providing additional insured status, the waiver of subrogation, and that such insurance is primary, and any other insurance is excess, and the policies shall provide that Landlord will be notified in writing thirty (30) days before any cancellation, material change, or non-renewal of insurance.

19.2

During the entire Lease Term, Landlord agrees to maintain public liability insurance in such forms and amounts as Landlord shall determine in its commercially reasonable discretion.  The cost of the insurance obtained under this Section 19.2 shall be an Operating Cost under Article 5 of this Lease.

Article 20.  CASUALTY INSURANCE

20.1

Tenant shall maintain fire and extended coverage insurance (full replacement value) on Alterations, personal property and trade fixtures owned or used by Tenant, including business interruption coverage.

20.2

Landlord shall maintain property insurance for the Building’s replacement value, less a commercially reasonable deductible if Landlord so chooses including endorsements as determined by Landlord throughout the Lease Term on the Building (excluding Tenant's trade fixtures and personal property). At Landlord's option, the policy of insurance may include a business interruption insurance endorsement for loss of rents. The cost of the insurance obtained under this Section 20.2 shall be an Operating Cost under Article 5 of this Lease.

Article 21.  DAMAGE AND DESTRUCTION OF PREMISES

21.1

If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

21.2

If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred twenty (120) days after the date of the Casualty (the "Repair Period"), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

21.3

If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Lease Term; (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

21.4

If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements Landlord shall not be required to repair or replace any Alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant's sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Article 22, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises.

21.5

If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered un-tenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord's repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless Tenant or a Tenant Permittee caused such damage, in which case, Tenant shall continue to pay Minimum Monthly Rent and all other rent without abatement and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Premises or the Building caused thereby to the extent that costs and expense are not covered by insurance proceeds.

Article 22.  EMINENT DOMAIN

22.1	If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking.
22.2

If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered un-tenantable by the Taking.

22.3

If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue.

22.4

If any Taking occurs, Tenant shall be entitled to any portion of the condemnation award allocated expressly as compensation for taking of Tenant’s personal property and fixtures (reduced by any unamortized portion of the Tenant Improvement Allowance, amortized on a straight line basis over the Lease Term, which amount shall be paid to Landlord) or for Tenant’s moving expenses and business relocating expenses and damages to Tenant’s business incurred as a result of such Taking.

Article 23.  ASSIGNMENT AND SUBLETTING

23.1

Tenant shall not assign, mortgage, or pledge this Lease, and shall not sublet all or any part of the Premises, without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's business reputation and/or financial condition is unacceptable to Landlord in its commercially reasonable discretion; (2) such transferee’s proposed use is not suitable for the Building considering the business of the other tenants, or would result in a violation of another tenant's rights; (3) the proposed transferee is a governmental agency or occupant of the Project; (4) Tenant is in default after the expiration of any applicable notice and cure period in this Lease; or (5) any portion of the Premises or Building would likely become subject to additional or different laws as a consequence of the proposed assignment or subletting. Tenant shall not be entitled to receive any monetary damages based upon any claim that Landlord unreasonably withheld consent to a proposed sublease or assignment, and Tenant's sole remedy shall be an action to enforce this Lease through specific performance or declaratory judgment. Any attempted sublease or assignment in violation of this Article shall, at Landlord's option, be void ab initio and voidable by Landlord. Consent by Landlord to one or more subleases or assignments shall not operate as a waiver of Landlord's rights to approve any subsequent sublease or assignment request. Any assignment or subletting hereunder shall not release or discharge Tenant from any liability under this Lease, and Tenant shall continue to be fully liable unless expressly released and discharged in writing by Landlord. As part of any request for Landlord's consent to a proposed sublease or assignment, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete set of business terms for the proposed sublease or assignment, proposed contract documents, and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within thirty (15) days of its receipt of the required information either consent to the transaction by the execution of a consent document in form and substance reasonably designated by Landlord, or refuse to consent stating the reasons therefor in writing. If Tenant shall assign or sublet this Lease, or request the consent of Landlord to any assignment or subletting, or if Tenant shall request the consent of Landlord for any act Tenant proposes to do, then Tenant shall pay Landlord's reasonable costs and expenses incurred in connection therewith, including attorneys', architects', engineers' or other consultants' fees, not to exceed $2,500.00. Consent by Landlord to one assignment, subletting, occupation, or use by another person shall not be deemed to be consent to any subsequent assignment, subletting, occupation, or use by any other person. Tenant shall pay fifty percent (50%) of any rent and other consideration which Tenant receives as a result of a sublease or assignment (after deducting all legal, marketing, and commission expenses, rent abatement, and Tenant Improvements contributions) , that is in excess of the Rent payable to Landlord hereunder. If Tenant is a corporation, unless listed on a national stock exchange, the transfer, assignment or hypothecation of voting control in such corporation shall be deemed an assignment under this Section. Tenant agrees to immediately notify Landlord of any change in its ownership.

23.2

Tenant shall have the right, with the prior written consent of Landlord, not to be unreasonably withheld, conditioned, or delayed, to assign the Lease or sublease all of the Premises to an Affiliate (as defined below) entity with substantially the same credit as Tenant and whose use of the Leased Premises is consistent with the nature of other uses of occupants of the Building.  The term "Affiliate" of Tenant shall mean an entity which is (a) controlled by, controls, or is under common control with Tenant; (b) any entity with which Tenant has merged or consolidated, or (c) any entity which acquires all or substantially all of the assets of Tenant, and which continues to operate substantially the same business at the Leased Premises as Tenant. The term "control," or "controlled" as used in this section shall mean the ownership, directly or indirectly, of a controlling percentage of the voting interest in such entity.

Article 24.  SALE OF PREMISES BY LANDLORD

In the event of any sale of the Building or the property upon which the Building is located or any assignment of this Lease by Landlord (or a successor in title), the assignee or purchaser shall be deemed, without any further agreement between the parties, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease, and shall be substituted as Landlord for all purposes from and after such sale or assignment, and Landlord (or such successor) shall then be released and discharged of all liability under any and all of Landlord's covenants and obligations contained in this Lease or arising out of any act, occurrence, or omission occurring after such sale or assignment; provided, however, that Landlord shall transfer any portion of the Security Deposit then being held by Landlord to the successor.

Article 25.  SUBORDINATION/ATTORNMENT/MODIFICATION/ASSIGNMENT

Tenant's interest under this Lease is subordinate to all terms of and all liens and interests arising under any ground lease, deed of trust, or mortgage (each, as renewed, modified and/or extended from time to time) now or hereafter placed on the Landlord's interest in the Premises, the Building, or the Project. Tenant consents to an assignment of Landlord's interest in this Lease to Landlord's lender as may be required under such financing. If the Premises or the Building is sold as a result of a default under the mortgage, or pursuant to a transfer in lieu of foreclosure, Tenant shall, at the mortgagee's, purchaser's or ground lessor's sole election, attorn to the mortgagee or purchaser. This Article is self-operative provided that any subordination is contingent on the lender’s agreement (“Non-disturbance Agreement”) not to disturb Tenant’s rights under the Lease, provided Tenant is not in default of the Lease beyond any applicable cure period.  However, Tenant agrees to execute and deliver upon request, such further instruments in commercially reasonable form necessary to subordinate this Lease to the lien of any mortgage or deed of trust, to acknowledge the consent to assignment, and to affirm the attornment provisions set forth herein, provided that said agreement includes a Non-disturbance Agreement.

Article 26.  LANDLORD'S DEFAULT AND RIGHT TO CURE

Landlord shall not be in default unless Landlord fails to commence performance of obligations required of Landlord within a commercially reasonable time, not to exceed thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion.

Article 27.  ESTOPPEL CERTIFICATE

Tenant shall at any time and from time to time upon request by Landlord, execute, acknowledge, and deliver to Landlord, within fifteen (15) Business Days after demand by Landlord, a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications), (b) the dates to which the Minimum Monthly Rent and other rent and charges have been paid in advance, if any, (c) Tenant's acceptance and possession of the Premises, (d) the commencement of the Lease Term, (e) the Rent provided under this Lease, (f) that Landlord is not in default under this Lease (or if Tenant claims such default, the nature thereof), (g) that Tenant claims no offsets against the Rent, and (h) such other information as may be requested regarding this Lease or the tenancy created by this Lease. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's Rent has been paid in advance.

Article 28.  TENANT'S DEFAULT AND LANDLORD'S REMEDIES

28.1	Tenant will be in default under this Lease if any of the following occurs, and same shall be deemed an “Event of Default”:
(a)

If Tenant fails to pay the Minimum Monthly Rent or make any other payment required by this Lease when due, and such payment default is not cured within five (5) Business Days after Landlord provides notice of such failure.

(b)	If Tenant assigns this Lease or mortgages its interest in this Lease or sublets any part of the Premises without first obtaining Landlord's written consent.
(c)

If Tenant abandons the Premises or becomes bankrupt or insolvent, or makes any general assignment of all or a substantial part of its property for the benefit of creditors, or if a receiver is appointed to operate Tenant's business or to take possession of all or a substantial part of Tenant's property.

(d)

If a lien attaches to this Lease or to Tenant's interest in the Premises, and Tenant fails to post a bond or other security or to have the lien released within twenty (20) Business Days of its notification thereof, or if a mortgagee institutes proceedings to foreclose its mortgage against Tenant's leasehold interest or other property and Tenant fails to have the foreclosure proceedings dismissed within twenty (20) Business Days after the entry of any judgment or order declaring the mortgage to be valid and Tenant to be in default on the obligation secured thereby, or directing enforcement of the mortgage.

(e)

If Tenant breaches any other provision of this Lease, and fails to perform and cure the breach within thirty (30) days after Landlord sends written notice of the breach, or if performance cannot reasonably be completed within thirty (30) days, then if Tenant does not proceed with reasonable diligence to cure the breach within such additional time as may be reasonably necessary under the circumstances.

28.2	Upon an Event of Default by Tenant, then Landlord may take any one or more of the following actions:
(a)

Landlord may re-enter and take possession of all or any part of the Premises and remove Tenant and any person claiming under Tenant from the Premises, using reasonable force, if necessary, and without committing a trespass or becoming liable for any loss or damage that may be occasioned thereby. Landlord may also change the locks to the Premises without notice at Tenant's expense. Tenant specifically acknowledges and agrees that any re-entry and re-possession of the Premises by Landlord will not by themselves terminate this Lease.

(b)

Landlord may remove any property, including fixtures, from the Premises and store the same at Tenant's expense in a warehouse or any other location, or Landlord may lease the property on the Premises pending sale or other disposition. If Landlord leaves the property on the Premises or stores it at another location owned or controlled by Landlord, then Landlord may charge Tenant a reasonable fee for storing and handling the property comparable to what Landlord would have had to pay to a third party for such services. Landlord will not be liable under any circumstance to Tenant or to anyone else for any damage to the property. Landlord may proceed to sell Tenant's property, which shall be sold in accordance with the laws of the State.

(c)	Landlord may collect any rents or other payments that become due from any subtenant, concessionaire or licensee, and may in its own name or in Tenant's name bring suit for such amounts, and settle any claims therefore, without approving the terms of the sublease or Tenant's agreement with the concessionaire or licensee and without prejudice to Landlord's right to terminate the sublease or agreement without cause and remove the subtenant, concessionaire or licensee from the Premises.  All of the foregoing amounts shall be applied to Tenant’s obligations under this Lease.

(d)

Landlord may re-let the Premises at whatever rent and on whatever terms and conditions it deems advisable. The term of any new lease may be shorter or longer than the remaining Lease Term. In reletting the Premises, Landlord may make any alterations or repairs to the Premises it feels necessary or desirable; may subdivide the Premises into more than one unit and lease each portion separately; may sell Tenant's improvements, fixtures and other property located on the Premises to the new tenant, or include such improvements, fixtures and property as part of the Premises without additional cost; may advertise the Premises for sale or lease; may hire brokers or other agents; and, may do anything else it deems necessary or helpful in reletting the Premises. Tenant will be liable to Landlord for all costs and expenses of the reletting including but not limited to rental concessions to the new tenant, broker's commissions and tenant improvements, and will remain liable for the Minimum Monthly Rent and all other charges arising under this Lease, less any income received from the new tenant, unless this Lease is terminated as set forth below.

(e)

Landlord may terminate this Lease at any time after Tenant defaults by sending a written notice to Tenant expressly stating that this Lease is being terminated. Termination will be effective on the date of the notice or on any other date set forth in the notice. Until Landlord sends Tenant such a notice, this Lease will remain in full force and effect, and Tenant will remain liable for paying the Minimum Monthly Rent and other charges that come due under this Lease and for performing all other terms and conditions of this Lease. No other action by Landlord, including repossession of the Premises, removing or selling Tenant's separate property, reletting the Premises, or filing suit for possession or for damages, will terminate this Lease or release Tenant from its continuing liability for complying with the terms and conditions.

(f)

Landlord may recover from Tenant all costs and expenses Landlord incurs as a direct or indirect consequence of Tenant's breach, including the cost of storing and selling Tenant's property, reletting the Premises, and bringing suit against Tenant for possession or damages. If Landlord made or paid for any improvements to the Premises, or granted Tenant any improvement allowance or credit against the Minimum Monthly Rent or other charges due hereunder for Tenant's improvements, then Landlord shall also be entitled to recover the unamortized portion of the cost of such improvements or the amount of such allowance or credit, determined by multiplying the total amount of such cost or allowance or credit by a fraction, the denominator of which is the total number of months of the initial Lease Term and the numerator of which is the number of months of the Lease Term remaining at the time of Tenant's default. Also, if this Lease provides for any months for which no Minimum Monthly Rent or a reduced Minimum Monthly Rent is payable, or for any other rent concession to Tenant, then, upon default, Tenant shall become liable for the unamortized amount of the Minimum Monthly Rent (or other rent concession), plus applicable taxes, for such months, and Landlord shall be entitled to recover as additional rent the amount that would have been payable by Tenant for such months if the Minimum Monthly Rent provided for herein had been payable by Tenant throughout the entire Lease Term. Unless Landlord terminates this Lease, Tenant will also remain liable for any difference between the Minimum Monthly Rent and other charges called for by this Lease and the rent and other charges collected by Landlord from any new tenant. For any month in which

Landlord collects less from a successor tenant than is payable under this Lease, Landlord may demand that Tenant immediately make up the difference, and Landlord may bring suit against Tenant if Tenant fails to do so. If Landlord does terminate this Lease, then Tenant will no longer be liable on a continuing monthly basis for the Minimum Monthly Rent and other charges that would have become due under this Lease thereafter, but Tenant will remain liable for all sums accrued under this Lease to the date of termination, as well as for all costs and expenses incurred by Landlord, and any other damages sustained by Landlord, as a consequence of Tenant's breach. Also Landlord may recover from Tenant the difference between the present value at the date of termination to the end of the Lease Term and the present value of the Minimum Monthly Rent and other charges Landlord could have obtained if Landlord had rented the Premises for the same period at its fair rental value at the end of termination. The present value of the amounts referred to in the preceding sentence shall be computed using a discount rate equal to the prime rate charged by Wells Fargo Bank (or its successor) at the date of termination.

(g)

Landlord may sue Tenant for possession of the Premises, for damages for breach of this Lease, and for other appropriate relief, either in the same or in separate actions. Landlord may recover all costs and expenses it incurs in any such suit, including reasonable attorneys' fees.

(h)

Landlord may exercise any other right or remedy available at Colorado law or in equity for breach of contract, damages or other appropriate relief. The rights and remedies described herein are cumulative, and Landlord's exercise of any one right will not preclude the simultaneous or subsequent exercise of any other right or remedy.

28.3

If Tenant is in arrears in payment of Rent, Tenant waives its right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit in its commercially reasonable discretion, irrespective of any designation or request by Tenant as to the items to which any such payment shall be credited.

Article 29.  TENANT'S RECOURSE

Anything in this Lease to the contrary notwithstanding, Tenant agrees to look solely to the estate of Landlord in the Building, subject to the prior rights of any ground lessor, mortgagee, or deed of trust of the Building or any part thereof, for the collection of any judgment requiring the payment of money by Landlord in the event of any default by Landlord under this Lease. Tenant agrees that it is prohibited from using any other procedures for the satisfaction of Tenants' remedies. Neither Landlord nor any of its respective officers, directors, employees, heirs, successors, or assigns, shall have any personal liability of any kind or nature, directly or indirectly, under or in connection with this Lease.

Article 30.  HOLDING OVER

If Tenant holds over after the Expiration Date, or any extension thereof, Tenant shall be a tenant at sufferance, the Minimum Monthly Rent shall be increased to 150% of the then-current Base Rent, payable in advance on the first day of such holdover period and on the first day of each month thereafter, and all other terms and provisions of this Lease shall continue to apply, month-to-month.

Article 31.  GENERAL PROVISIONS

31.1	This Lease is governed by the laws of Colorado.
31.2	If Tenant is composed of more than one person or entity, then the obligations of such parties are joint and several.

31.3

If any term, condition, covenant, or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, conditions, covenants, and provisions hereof shall remain in full force and effect and shall not be impaired or invalidated.

31.4	The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and sections are for the purpose of convenience only.
31.5	Time is of the essence of this Lease.
31.6

Other than for Tenant's obligations to pay money (e.g., payment of Rent, maintenance of insurance, Tenant’s obligations under Exhibit D), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, delays due to strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

31.7

In the event either party initiates legal proceedings or retains an attorney to enforce any right or obligation under this Lease or to obtain relief for the breach of any covenant hereof, the prevailing party shall be entitled to recover all costs and reasonable attorneys' fees from the other party.

31.8

This Lease, and any Exhibit attached hereto, sets forth all the terms, conditions, covenants, provisions, promises, agreements, and undertakings, either oral or written, between the Landlord and Tenant. No subsequent alteration, amendment, change, or addition to this Lease is binding upon Landlord or Tenant unless reduced to writing and signed by both parties.

31.9	The covenants herein contained shall apply to and bind the heirs, successors, executors, personal representatives, legal representatives, administrators, and assigns of all the parties hereto.
31.10

No term, condition, covenant, or provision of this Lease shall be waived except by written waiver of Landlord, and the forbearance or indulgence by Landlord in any regard whatsoever shall not constitute a waiver of the term, condition, covenant, or provision to be performed by Tenant to which the same shall apply, and until complete performance by Tenant of such term, condition, covenant, or provision, Landlord shall be entitled to invoke any remedy available under this Lease or by law despite such forbearance or indulgence. The waiver by Landlord of any breach or term, condition, covenant, or provision hereof shall apply to and be limited to the specific instance involved and shall not be deemed to apply to any other instance or to any subsequent breach of the same or any other term, condition, covenant, or provision hereof. Acceptance of rent by Landlord during a period in which Tenant is in default in any respect other than payment of rent shall not be deemed a waiver of the other default. Any payment made in arrears shall be credited to the oldest amount outstanding and no contrary application will waive this right.

31.11	The use of a singular term in this Lease shall include the plural and the use of the masculine, feminine, or neuter genders shall include all others.
31.12

Landlord's submission of a copy of this Lease form to any person, including Tenant, shall not be deemed to be an offer to lease or the creation of a lease, unless and until this Lease has been fully signed and delivered by Landlord.

31.13

Every term, condition, covenant, and provision of this Lease, having been negotiated in detail and at arm's length by both parties, shall be construed simply according to its fair meaning and not strictly for or against Landlord or Tenant.

31.14

If the time for the performance of any obligation under this Lease expires on a Saturday, Sunday, or legal holiday, the time for performance shall be extended to the next succeeding Business Day which is not a Saturday, Sunday, or legal holiday.

31.15

If requested by Landlord, Tenant shall execute written documentation with signatures acknowledged by a notary public, to evidence when and if Landlord or Tenant has met certain obligations under this Lease.

31.16

Within fifteen (15) days after Landlord’s request, but no more than once per calendar year, Tenant will furnish Tenant’s most recent audited financial statements to Landlord, or, if no such audited statements have been prepared, such other financial statements as may have been prepared by an accountant or, failing those, Tenant’s internally prepared financial statements.

31.17	Tenant represents and warrants as follows:
(i)

Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Lease Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).

(ii)

Tenant represents and warrants to, and covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Lease Term a “Prohibited Person,” which is defined as follows:  (A) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (C) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (D) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (E) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (F) a person or entity who is affiliated with a person or entity listed in items (A) through (E), above.

(iii)

At any time and from time-to-time during the Lease Term, Tenant shall deliver to Landlord, within ten (10) Business Days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 32.17.

Article 32.  NOTICES

Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to or on the other, such notice or demand shall be in writing and shall be given or served and shall not be deemed to have been duly given or served unless (a) in writing; and (b) either (1) deposited with the United States Postal Service, as registered or certified mail, return receipt requested, bearing adequate postage, or (2) sent by overnight express courier (including, without limitation, Federal Express, DHL Worldwide Express, Airborne Express, United States Postal Service Express Mail); and (c) addressed to the party at its address in Section 1.1. Either party may change such address by written notice to the other.

Article 33.  BROKER COMMISSIONS

Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease (excepting commissions to The Colorado Group, Inc., representing Landlord and Chad Kollar of Cresa, representing Tenant). Tenant shall indemnify, defend and hold Landlord harmless for, from and against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through or under Tenant. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

Article 34.  INDEMNIFICATION/WAIVER OF SUBROGATION

34.1

Tenant shall indemnify, defend, and hold Landlord and any lender of Landlord, and their respective partners, trustees, officers, directors, shareholders, members, beneficiaries, agents and employees, harmless against all Claims (as defined below) and costs incurred by Landlord arising from: (a) any act or omission of Tenant or Tenant's Permittees during the Lease Term which results in personal injury, loss of life, or property damage sustained in or about the Premises, the Building, or the Project; (b) attachment or discharge of any lien or claim against the Premises, the Building, or the Project caused by Tenant  or Tenant’s Permitees; (c) Tenant's and/or Tenant's Permittees' use, generation, storage, release, threatened release, discharge, disposal, or presence of Hazardous Materials on, under, or about the Premises, the Building, or the Project; (d) any default of Tenant under this Lease; and (e) any claims for brokerage commissions or finder's fees in connection with this Lease (excepting commissions or fees authorized in writing by Landlord). As used in this Lease, "Claims" means any claim, suit, proceeding, action, cause of action, responsibility, demand, judgment and execution, and attorneys' fees and costs related thereto or arising therefrom.

34.2

Tenant hereby releases, discharges, and waives any right of recovery from Landlord and Landlord's agents, directors, officers, and employees, and Landlord hereby releases, discharges, and waives any right of recovery from Tenant and Tenant's Permittees, from all Claims, liabilities, losses, damages, expenses, or attorneys' fees and costs incurred arising from or caused by any peril required to be covered by insurance obtained by Landlord or Tenant under this Lease, or covered by insurance in connection with (a) property on the Premises, the Building, or the Project; (b) activities conducted on the Premises, the Building, or the Project; and (c) obligations to indemnify under this Lease, regardless of the cause of the damage or loss. Landlord and Tenant shall give their respective insurance carriers notice of these waivers and shall secure an endorsement from each carrier to the effect that the waivers given shall not adversely affect or impair the policies of insurance or prejudice the right of the named insured on the policy to recover thereunder. These waivers apply only to the extent such Claims, liabilities, losses, damages, expenses, or attorneys' fees are covered by insurance required pursuant to this Lease.

34.3

Notwithstanding anything in this Lease to the contrary, Landlord shall not be responsible or liable to Tenant for any Claims for loss or damage caused by the acts or omissions of any persons occupying any space elsewhere in the Building.

Article 35.  WAIVERS

36.1 LANDLORD AND TENANT WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE OR THE USE AND OCCUPANCY OF THE PREMISES. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY TENANT, AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.

36.2 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TENANT HEREBY WAIVES THE BENEFIT OF ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S PARTICULAR USE AND PURPOSE.  LANDLORD HAS MADE NO REPRESENTATIONS, COVENANTS OR WARRANTIES WITH RESPECT TO THE PREMISES EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.

36.3 TENANT, ON BEHALF OF ITSELF AND ANY AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT, DOES HEREBY WAIVE AND SURRENDER ALL RIGHT AND PRIVILEGE WHICH IT, THEY OR ANY OF THEM MIGHT HAVE UNDER OR BY REASON OF ANY PRESENT OR FUTURE LAW, TO REDEEM THE PREMISES OR TO HAVE A CONTINUANCE OF THIS LEASE AFTER BEING DISPOSSESSED OR EJECTED THEREFROM BY PROCESS OF LAW OR UNDER THE TERMS OF THIS LEASE OR AFTER THE TERMINATION OF THIS LEASE.

IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year first above written.

LANDLORD:

POTENS PARTNERS LLC, a Colorado limited liability company

By:Integratis Partners VII LLC, a Colorado limited liability company, its Manager

By:/s/ Scott Pudalov

Name:Scott Pudalov

Title:Manager

TENANT: ARCA Biopharma, Inc By: /s/ Brian L. Selby Name: Brian L. Selby Title: Vice President, Finance

EXHIBIT A

LAND

Legal Description:

Parcel 1:

Lot 4, Church Ranch Home Place Filing No. 8, as recorded June 1, 2000 at Reception No. F1064571 in Plat Book 154 at Page 48, County of Jefferson, State of Colorado.

Parcel 2:

Easement for ingress and egress, utilities, and drainage and detention purposes as set forth in that certain Reciprocal Easement Agreement recorded June 26, 2000 at Reception No. F1075734.

Parcel 3:

Easement for Pedestrian Walkways as set forth in Protective Covenants recorded October 26, 1990 at Reception No. 90091700.

Parcel 4:

Easement for the purpose of maintaining private storm sewers as set forth on the plat of Church Ranch Home Place-Filing No. 8 recorded June 1, 2000 at Reception No. F1064571.

Parcel 5:

Easement for ingress and egress, utilities, and drainage and detention purposes as set forth in that certain Reciprocal Easement Agreement recorded June 7, 2001 at Reception No. F1250943 and in the First Amendment To Reciprocal Easement Agreement recorded February 17, 2009 at Reception No. 2009013198.

Parcel 6:

Easement for ingress and egress, utilities, and drainage and detention purposes as set forth in that certain Reciprocal Easement Agreement recorded May 10, 2006 at Reception No. 2006055833.

EXHIBIT A-1

PREMISES

EXHIBIT B

RULES AND REGULATIONS

1.

Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service to Tenant, to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of any nature affecting doors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of Building.

2.

No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant nor shall any changes be made in existing locks or the mechanism thereof without consulting the Landlord.

3.

Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require use of stairways, elevators or movement through Building entrance or lobby shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by pre-arrangement before performance. Such pre-arrangement initiated by Tenant will include determination by Landlord and subject to its decision and control, as to the concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel or Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from time of entering property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for Tenant. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Building shall reasonably require.

4.

No signs, advertisements or notices shall be painted or affixed on or to any windows or doors, or other parts of the Building, except of such color, size and style and in such places, as shall be first approved in writing by Landlord. Building standard suite entrance signs to Premises and directory signage shall be placed thereon by a contractor designated by Landlord at Landlord's expense.  Tenant shall be allocated directory signage and is permitted to place window or door decals/signs on the Premises

5.

Tenant shall not place, install or operate on the Premises or in part of the Building, any engine, refrigerating (other than a home-type kitchen refrigerator), heating or air conditioning apparatus, stove or machinery, or conduct mechanical operations or cook thereon (other than in a home-type microwave oven) or therein, or place in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics or any other inflammable, explosives, hazardous or odorous material without the prior written consent of Landlord. No portion of the Premises shall at any time be used for cooking, sleeping or lodging quarters. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

6.

Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Building, the Premises, or any other area on or about the Project, regardless of whether such loss occurs when these areas were locked against entry or not.

7.	No birds or animals shall be brought into or kept in or about the Building.
8.	Employees of Landlord shall not receive or carry messages for or to Tenant or other person, nor contract with or render free or paid services to Tenant or Tenant's agents, employees, or invitees.

9.

Landlord will not permit entrance to Tenant's offices by use of pass keys controlled by Landlord to any person at any time without written permission by Tenant, except employees, contractors, or service personnel directly supervised by Landlord.

10.

The entries, passages, doors, elevators and elevator doors (if provided), hallways or stairways shall not be blocked or obstructed; no rubbish, litter, trash, or material of any nature shall be placed, emptied or thrown into these areas, and such areas shall not be used at any time except for ingress or egress by Tenant, Tenant's agents, employees or invitees to or from the Premises.

11.

Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant, its employees, agents, visitors or licensees shall be paid by Tenant, and Landlord shall not in any case be responsible therefor.

12.

The Landlord desires to maintain the highest standards of environmental comfort and convenience for all Tenants. It will be appreciated if any undesirable conditions or lack of courtesy or attention are reported directly to the management. Tenant shall give immediate notice to the Landlord in case of accidents in the Premises or in the Common Areas or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

13.

No Tenant shall make, or permit to be made, any unseemly or disturbing noises, interfere with occupants of this or neighboring buildings or premises, or those having business with them, whether by the use of any device, musical instrument, radio, unmusical noise, or in any other way interfering with others' quiet enjoyment of the Building.

14.

Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein. Landlord shall not be responsible to Tenant for any violations of rules and regulations by other tenants.

15.

All Tenants shall adhere to and obey all such parking control measures as may be placed into effect by the Landlord through the use of signs, identifying decals or other instructions. No bicycles or other vehicles of any kind shall be brought into or kept on the Premises except in designated areas specified for parking of such vehicles.

16.

No safes or other objects, larger or heavier than the Building is limited to carry, shall be brought into or installed on the Premises. The Landlord shall have the power to prescribe the weight and position of such safes or other objects which shall, if considered necessary by the Landlord, be required to be supported by such additional materials placed on the floor as the Landlord may direct, and at the expense of the Tenant.

17.	Landlord shall have no obligation to clean, repair, re-stretch, or replace carpeting.
18.

Names to be replaced on or removed from directories should be furnished to the manager in writing on Tenant's letterhead. All replacement directory strips will be at the expense of the Tenant. Landlord will determine size and uniformity of strips.

19.

All Tenants shall see that doors of their premises are closed and securely locked before leaving the Building and must observe strict care not to leave such doors open and exposed to the weather or other elements. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before the Tenant or the Tenant's employees leave the Building, and that all electricity, gas and air conditioning shall likewise be carefully shut off, so as to prevent waste or damage, where controlled by Tenant.

20.	Canvassing, soliciting and peddling in the Building are prohibited. All Tenants shall cooperate to prevent the same.
21.	All nail holes are to be patched and repaired in Tenant's suite by Tenant upon vacating Premises.

22.

All holiday decorations and other temporary or special decorations must be flame-retardant. No live Christmas trees or candles are to be used throughout the Building. No decorations should be hung on the exterior windows or on exterior suite doors.

23.	There shall be no smoking permitted in the Building.
24.	The Premises shall not be used for any use that is disreputable or may draw protests.

EXHIBIT C

PARKING RULES AND REGULATIONS

The parking rules & regulations are designed to assure our tenants and visitors safe use and enjoyment of the facilities. Please remove or hide any personal items of value from plain sight to avoid temptation leading to vandalism of vehicles. Please exercise added caution when using parking lot at night. Please keep vehicle locked at all times. Please report violations of these rules to the Landlord immediately. Please report any lights out or other possibly dangerous situations to the Landlord as soon as possible.

Restrictions

•	Damage caused by vehicles is the responsibility of vehicle owner.
•	Landlord is not responsible for theft or damage to any vehicle.
•	Landlord is not responsible for water damage from leaks in the garage or any surface parking area.

•Landlord is not responsible for damage due to height limitations of garage.

•	Vehicles not to exceed posted speed limit in the garage.

•Vehicles that leak excessive fluids will be required to protect parking surface.

•	Mechanical repairs to vehicles are not permitted on property.

•Large or oversize vehicles such as motor homes, boats or trailers are not permitted.

•No parking in fire lanes, loading zones or any other areas not designated as a parking space.

•Landlord, at Landlord's sole discretion after providing reasonable prior notice, may add or modify the parking rules.

Violations of rules & regulations may result in towing from the Project. Towing from the Project can only be ordered by Landlord or Landlord's property manager. Charges for towing are to be paid by vehicle owner.

EXHIBIT D

TENANT IMPROVEMENTS

1.	Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS-IS” condition on the date that this Amendment is entered into.
2.

Scope of Work.  Landlord agrees to cause, at its sole cost and expense, certain improvement work to be performed in the Premises in order to provide the Premises in turn-key condition (collectively, together with any work required by governmental authorities to be made to other areas of the Building as a result of such work, the “Work”) pursuant to a mutually agreeable space plan (Exhibit A-1, the “Plan”) based on a written Scope of Work attached (or to be attached) hereto as Exhibit D-1. In furtherance of such Plan, Tenant shall promptly select Building standard materials to be incorporated into the Work, which shall be equal or better quality to the recently renovated spaces in the Building, and give written notice of such selections, and Tenant shall otherwise diligently cooperate with Landlord to finalize the Plan and Scope of Work which shall be based on Exhibit A-1 to the Lease. Landlord shall have the right to select the architect, engineers, consultants, contractors and subcontractors for the Work.

In the event Tenant desires any different or additional construction work (or any different, additional, or non-Building-standard materials) to be performed in the Premises (other than the Work of the mutually-approved Plan), then all such additional work and/or materials shall be at Tenant's sole cost and expense and subject to Landlord’s prior written approval (in its sole and absolute discretion if building permits are required or if such construction affects the Building structure or systems).

3.

Cost of the Work.  The costs include design of the Work and preparation of the Plans, working drawings, costs of construction labor and materials, building permits, taxes and insurance costs, all of which costs shall be paid by Landlord. Tenant shall pay a three percent (3%) construction management fee, capped at $1,000, to Landlord’s construction manager for the Building.

4.	Construction Allowance. Intentionally Deleted
5.

Construction Management.  Landlord or its designated agent or affiliate shall have the right to supervise the Work, make disbursements to the contractor, act as liaison between the contractor, Tenant, and other Building tenants and occupants, and to facilitate and coordinate the relationship between the Work, the Building and the Building’s systems.

6.

Walk-Through; Punchlist.  When work is substantially complete, Landlord will notify Tenant and within three (3) Business Days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, minor repairs or minor completion items that are necessary for final completion of the Work.  Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold agreement on punchlist items.  Landlord shall use reasonable efforts to cause the contractor to complete all punchlist items within fifteen (15) Business Days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items. As used herein “substantially complete” means that the Work in the Premises has been performed in substantial accordance with the Plan and Scope of Work, as reasonably determined by Landlord (other than any details of construction, mechanical adjustment or other similar matter, the noncompletion of which does not materially interfere with Tenant’s use or occupancy of the Premises) and a certificate of occupancy or similar document allowing legal occupancy of the Premises shall have been obtained.

EXHIBIT D-1

TENANT IMPROVEMENTS

Landlord, at Landlord’s sole cost and expense, shall deliver the Premises inclusive of:

-	Professionally cleaned, carpets steam cleaned
-	Walls patched/repaired and touch up paint
-	Three (3) additional private offices, as shown in Exhibit A-1 with electrical drops, HVAC ventilation, lighting, paint, and associated side lights to match existing adjacent offices.

EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE

______________, 20__

__________________________

__________________________

__________________________

__________________________

Re:

Office Lease Agreement (the "Lease") dated _____________, 20__, between _______________, a _____________________ ("Landlord"), and _____________________, a ___________________ ("Tenant"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1.

Condition of Premises.  Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the "Punchlist Items"), and except for such Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2.	Commencement Date. The Commencement Date of the Lease is __________, 20__.
3.	Expiration Date. The Lease Term is scheduled to expire on the last day of the ___ full calendar month of the Lease Term, which date is ______________, 20__.

4.Contact Person.  Tenant's contact person in the Premises is:

Attention:

Telephone:

Telecopy:

5.

Ratification.  Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6.

Binding Effect; Governing Law.  Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Agreed and accepted: [TENANT'S SIGNATURE BLOCK], a By: Name: Title:	Sincerely, _________________ a _________________ By: Name: Title:

EXHIBIT F

RENEWAL RIGHT

Provided Tenant is not then in default under the Lease, Tenant may renew and extend the Term for one (1) additional period of three (3) years each, by delivering written notice of the exercise thereof (the “Renewal Notice”) to Landlord not later than seven (7) months prior to the expiration of the then-current Term.  The initial Minimum Rent payable for any such extended term shall commence at a rate of the then-current rental rate.

Tenant’s right to renew the Lease shall terminate if: (1) the Lease or Tenant’s right to possession of the Premises is terminated; (2) Tenant assigns any of its interest in the Lease or sublets any portion of the Premises, other than an assignment to a Permitted Transferee; (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof; or (4) Tenant is in default under the Lease at the time of exercise.